UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): December 17, 2007

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana	46032-1404

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Registrant entered into an Amended and Restated Credit Agreement dated as of December 17, 2007 (the “Restated Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Lender”). The Restated Credit Agreement amends and restates in its entirety the Credit Agreement dated December 22, 2006 between the Registrant and the Lender (the “Prior Credit Agreement”). The Restated Credit Agreement provides for two lines of credit, one in the maximum principal amount of $50 million, and the other in the initial maximum principal amount of $100 million, but increasing to $110 million upon approval of such amount by the Registrant’s Board of Directors. Both lines of credit mature on July 1, 2010. Each line of credit under the Restated Credit Agreement may be secured or unsecured at the Registrant's election, provided that the Registrant has not defaulted under the Credit Agreement and, in which case, any borrowings made on a secured basis must remain secured. The description of the material terms of the Restated Credit Agreement included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 1.02.	Termination of a Material Definitive Agreement.

As discussed above and below, the Registrant has entered into the Restated Credit Agreement that replaces the Prior Credit Agreement. The Prior Credit Agreement was described in more detail in, and filed as Exhibit 10.60 with, the Registrant’s Current Report on Form 8-K filed on December 22, 2006. Effective December 17, 2007, the Prior Credit Agreement has no further force and effect.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, on December 17, 2007, the Registrant entered into the Restated Credit Agreement with the Lender that provides for two revolving lines of credit, either or both of which may be secured or unsecured at the Registrant’s election. One of the lines of credit is in the maximum principal amount of $50 million, and the other line of credit is in the initial maximum principal amount of $100 million but will increase to $110 million upon approval of such increased amount by the Registrant’s Board of Directors, which is anticipated to occur on January 22, 2008. The revolving credit facilities have a maturity date of July 1, 2010.

The Registrant may elect to have all of its borrowings under either or both of the lines of credit under the Restated Credit Agreement be either secured or unsecured. The Registrant may elect to change all of its borrowings under either of the lines of credit from unsecured to secured, or from secured to unsecured, except that if the Registrant has defaulted under the Restated Credit Agreement, the Registrant may not elect to borrow on an unsecured basis. The $150 million of borrowings outstanding under the Prior Credit Agreement has been transferred to the lines of credit under the Restated Credit Agreement as of December 17, 2007, and the full amount is secured.

                Borrowings under the Restated Credit Agreement will bear interest at the London Interbank Offered Rate (the “LIBOR”) plus an applicable margin based on the Registrant’s indebtedness to net worth ratio, adjusted quarterly. Under the Restated Credit Agreement, the indebtedness to net worth ratio means the ratio of the Registrant’s indebtedness to total shareholder’s equity. The applicable margin is as follows:

Indebtedness to	Applicable Margin for	Applicable Margin for
Net Worth Ratio	Secured Borrowings	Unsecured Borrowings

< 2:1	0.13%	0.35%

2:1 to 6:1	0.15%	0.51%

> 6:1	0.18%	0.69%

The security for secured borrowings will consist of investment property deposited with the Lender having a market value of not less than 105.3% of the outstanding principal balance of the secured borrowing and will be evidenced by a Security Agreement between the Registrant and the Lender in the form attached to the Restated Credit Agreement filed herewith. The Registrant will also pay a commitment fee under the Restated Credit Agreement equal to 0.15% per annum on the average daily unused balance of the maximum principal amount available thereunder from time to time.

The Restated Credit Agreement contains, among other things, covenants, representations and warranties and events of default customary for credit facilities. The Registrant is required to maintain, as of the end of each fiscal quarter: (i) a ratio of indebtedness to EBITDA (as defined below) for the period of four consecutive fiscal quarters ended on such date of not greater than 1.0 to 1.0; and (ii) a ratio of unrestricted cash and unrestricted investments to indebtedness of not less than 1.5 to 1.0. Other covenants in the Restated Credit Agreement include certain restrictions on the Registrant related to liens, investments, mergers, consolidations, liquidations and dissolutions, sales of assets, changes in lines of business, and use of borrowing proceeds, subject to certain exceptions. “EBITDA” means net income:

•	plus interest expense, income tax expense, depreciation and amortization expense, any extraordinary charges and any other non-cash charges; and
•	minus any extraordinary gains and any non-cash items of income.

Under certain conditions, amounts outstanding under the Restated Credit Agreement may be accelerated. Bankruptcy and insolvency events with respect to the Registrant will result in an automatic acceleration of the indebtedness under the Restated Credit Agreement. Subject to notice and/or cure periods in certain cases, other events of default under the Restated Credit Agreement will result in acceleration of indebtedness under the Restated Credit Agreement at the option of the Lender. Those other events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt, or nonpayment of material final judgments.

The foregoing descriptions of the Restated Credit Agreement are qualified in their entirety by reference to the text of the document, a copy of which is filed as Exhibit 10.62 to this Current Report on Form 8-K.

The Lender and its affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Registrant and its subsidiaries for which it has received, and will receive, customary fees and commissions.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (e) of Item 5.02:

On December 17, 2007, the Registrant decided to freeze the making of elective deferrals and the crediting of matching contributions under the ESI Excess Savings Plan for plan years beginning after December 31, 2007. The ESI Excess Savings Plan is an unfunded, nonqualified deferred compensation plan for a select group of the Registrant’s management and highly compensated employees. The purpose of the ESI Excess Savings Plan is to restore eligible employees’ contributions and the Registrant’s matching and non-matching contributions lost under the ESI 401(k) Plan due to federal limitations on the amount of such contributions under a tax-qualified defined contribution plan.

As a result of the freeze of the ESI Excess Savings Plan, no further elective deferrals will be made by eligible employees, and the Registrant will not make any further contributions, to the ESI Excess Savings Plan, in each case beginning after December 31, 2007. Amounts previously credited to an eligible employee under the ESI Excess Savings Plan will, however, continue to accrue interest in accordance with the terms of the ESI Excess Savings Plan until those amounts are distributed pursuant to the plan’s terms.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.62	Amended and Restated Credit Agreement, dated as of December 17, 2007, between the Registrant and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007

ITT Educational Services, Inc.

By: /s/ Clark D. Elwood
Name: Clark D. Elwood
Title: Senior Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.62	Amended and Restated Credit Agreement, dated as of December 17, 2007, between the Registrant and JPMorgan Chase Bank, N.A.

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